SERVICE AGREEMENT


This AGREEMENT (The Agreement) is entered into as of the 3rd day of January, 1999 by and among, between Millenia Hope Inc. incorporated under the laws of the State of Delaware, United States of America and domiciled at 333 West Wacker Drive, Chicago Illinois, USA (`Millenia or Purchaser`) and Richgold Corporations SA, incoporated under the laws of the Republic of Panama, and domiciled at The World Trade Center Building in Panama City, Panama (`RichGold" or `Service Provider`).

Whereas Millenia is desirous to hire Richgold to market regional licenses to sell MALAREX to corporations indigenous to these regions.

Whereas Richgold has agreed to Millenia's proposal.

Now  therefore,   in  consideration  of  the  covenants  and  agreements  herein contained, the parties agree as follows:

1. That Richgold shall provide the following services to Millenia: It will research, discuss and negotiate regional licensing agreements with any prospective customers subject to any prudent business restraints and conditions that Millenia may impose.

2. That Richgold is to be paid one million four hundred and sixty five thousand dollars ($1,465,000) U.S. for the services agreed to in paragraph number one. That Richgold guarantees that it will deliver regional licensing agreements with a minimum value of two and half million dollars ($2,500,000) U.S. over the next twenty four (24) months .That should it fail to do so, it will refund in whole or in part its agreed upon fee proportionate to the actual value of the regional licenses delivered.

3. That it is agreed that Millenia has the right to compensate Richgold in whole or in part with common shares of Millenia.

4. That not withstanding is the fact that paragraph two has affixed a minimum sales level to be attained by Richgold, Richgold will make a determined effect to sell as many licensing agreements as is possible and as is in the best interest of Millenia.

5. This agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained an no amendment or modification of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto of their respective successors. This Agreement supersedes all prior written or verbal agreements or understandings between Seller and Purchaser.

6. No waiver of any provision, or any breach or default of the Agreement, shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

7. The validity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be constructed in all respects as if such invalid or unenforceable provisions were omitted.

8. Each party to this Agreement will, at the request of the other, execute and deliver to such other party all further endorsements and documents as such other party or shall reasonably request in order to consummate and perfect the transaction contemplated by this Agreement.

9. This Agreement may be executed in two or more counterparts, and all counterparts So executed shall constitute one agreement binding on all parties hereto

10. Any notice of other communication permitted or required to be given hereunder shall Deemed to have been given upon (i) mailing by first class registered mail or ceritified mail, return receipt requested and postage prepaid (ii) personal delivery, (iii)delivery by Federal Express or other overnight courier or (iv) delivery by telefax (with a copy by any one of the other three methods specified above), in each case addressed to the parties as set forth above.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                                       Millenia Hope Inc.



                                                       By:______________________
                                                            Name: Leonard Stella
                                                            Title: President


                                                       Richgold Corporations SA



                                                       By:______________________
                                                            Name:Reuben Armanta
                                                            Title: Director